UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2007

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Kevin G. Lokay, as President and Chief Executive Officer of Cytogen Corporation (the “Company”), as disclosed on November 12, 2007, on November 13, 2007, the Board of Directors (the “Board”), upon the recommendation of the Compensation Committee of the Board, approved the following compensation package for Mr. Lokay:

•	Mr. Lokay will receive an annual base salary of $400,000;

•	Mr. Lokay shall earn a annual bonus equal to up to 50% of Mr. Lokay’s annual base salary, subject to achievement of certain performance goals established by the Compensation Committee of the Board;

•
Mr. Lokay, in accordance with the Company’s 2006 Equity Compensation Plan (the “Plan”), received a grant of (i) 350,877 restricted stock units (the “RSU’s”) that will vest upon the successful completion of a performance milestone established by the Compensation Committee of the Board and will expire upon the trigging of the performance milestone event in section (ii); and (ii) 175,439 RSU’s that will vest upon the successful completion of another performance milestone established by the Compensation Committee of the Board of Directors and will expire upon the trigging of the performance milestone event in section (i); and

•
Mr. Lokay also received a grant of options, in accordance with the Plan, to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.57 (the closing price of the Company’s common stock, as listed on the Nasdaq Global Market on November 13, 2007) and vesting at a rate of 25% on each anniversary of the date of grant.

The Company is finalizing an offer letter with Mr. Lokay and will file such agreements as an exhibit to a Current Report on Form 8-K or the Company’s next Quarterly Report on Form 10-Q when the terms become final.

On November 12, 2007, the Company also announced that it would be entering into Executive Retention Agreements with each of the Company’s current executive officers, including, Kevin J. Bratton, Senior Vice President, Finance and Chief Executive Officer; William F. Goeckeler, Ph.D., Senior Vice President, Operations; and Stephen A. Ross, Senior Vice President, Sales And Marketing; and the following key employee: Thu Dang, Vice President, Finance (the “Executive Retention Agreements”).  The material terms of the Executive Retention Agreements are as follows:

•
If a Change in Control (as defined in the Executive Retention Agreement) or Financing (as defined in the Executive Retention Agreement) occurs prior to June 1, 2008, the Executive shall be entitled to fifty percent (50%) of the Retention Bonus;

•
On each of June 1, 2008 and December 31, 2008, those executive officers employed by the Company shall be entitled to fifty percent (50%) Retention Bonus (defined as fifty percent (50%) of the executive’s current base salary), less any amounts already paid under the Executive Retention Agreements;

•
If the executive’s employment with the Company is terminated by the Company (other than for cause, disability or death), the Executive shall be entitled to (1) a cash payment to equal to (a) the Executive’s base salary through the date of termination to the extent not previously paid and (b) accrued unpaid vacation pay; and (2) the Retention Bonus, less any amounts paid under the Executive Retention Agreement; and

•
All amounts under the Executive Retention Agreements shall be paid to the executive by the Board, at its sole discretion, in (1) cash; (2) shares of the Company’s common stock (the number of shares as set by the closing price of the Company’s common stock as listed on the NASDAQ Global Market on the triggering event’s date set forth above); or (3) a combination thereof.

The Company is working to finalize the Executive Retention Agreements and will file such agreements as an exhibit to a Current Report on Form 8-K or the Company’s next Quarterly Report on Form 10-Q when the terms become final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Kevin G. Lokay
Kevin G. Lokay
President and Chief Executive Officer

Dated:     November 19, 2007